Item 30. Exhibit (g) ii. a. xi.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Documentation and Proofs section of the Claims article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably, from the point of view of the Reinsurer, be requested by the Reinsurer. For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including, but not limited to, the underwriting file, investigative reports, court filings, and demand letters as soon as they become available. In the event of a contest or compromise, the Reinsurer reserves the right to ask for, receive and review, additional information it may need to fully evaluate its risk prior to rendering a determination to participate in a contest or compromise.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 24, 2019
Peter G Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	9/24/19

Print name:	James M. Greenwood

Title:	Senior Vice President

[_____]

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes
[_____]
[_____]
[_____]
[_____]
[_____]
9/1/1998	VUL	[_____]	[_____]
2/8/1999	VLS Inforce	[_____]	[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]

[_____]